Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

EF HUTTON ACQUISITION CORPORATION I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(2)	Fee Rate (3)	Amount of Registration Fee (3)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share (1)	457(f)	21,000,000	—	$333	$0.00011020		$0.04

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A	N/A
Total Offering Amounts						$333		$
Total Fees Previously Paid									N/A
Total Fee Offsets									N/A
Net Fee Due									$0.04

(1)	Relates to 21,000,000 shares of common stock, par value $0.0001 per share, of EF Hutton Acquisition Corporation I (“EFHAC”), a Delaware corporation, issued to the ECD Securityholders as consideration in the proposed merger of Humble Imports, Inc. d/b/a ECD Auto Design, a Florida corporation (“ECD”), and EFHAC Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of EFHAC, with and into ECD (the “Business Combination”), with ECD surviving the Business Combination as a wholly-owned subsidiary of EFHAC. In connection with the consummation of the Business Combination, EFHAC will be renamed “ECD Automotive Design, Inc.” or such other name designated by ECD by notice to EFHAC.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). ECD is a private company, no market exists for its securities and ECD has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the ECD securities expected to be exchanged in the Business Combination.

(3)	Calculated pursuant to Rule 457 under the Securities Act by calculating the product of (i) the maximum aggregate offering price and (ii) 0.00011020.